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                                  EXHIBIT 99.4

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                                                                    EXHIBIT 99.4

                              CAROLINA STATE BANK
                           316 South Lafayette Street
                          Shelby, North Carolina 28150
                           Telephone: (704) 480-4444

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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               DECEMBER 10, 1997

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TO THE SHAREHOLDERS:


     Notice is hereby given that a Special Meeting of the Shareholders of Carolina State Bank (the "Bank") will be held at 6:00 p.m., local time, on December 10, 1997 at the main office of the Bank, located at 316 South Lafayette Street, Shelby, Cleveland County, North Carolina, or at any adjournment thereof, for the following purposes:


          1. To approve the Agreement and Plan of Merger between the Bank and First Charter Corporation dated August 15, 1997, and the merger of Carolina State Bank into First Charter National Bank.

          2. To transact such other businesses as may properly come before the meeting or any adjournment or adjournments thereof.

     Shareholders of record at the close of business on October 24, 1997 are entitled to notice of, and to vote at, the meeting and any adjournment or adjournments thereof. The Corporation's stock transfer books will not be closed.

     Shareholders are urged to complete, date, sign, and return promptly the enclosed proxy in the enclosed pre-paid envelope. It is desirable that as many shareholders as possible be represented at the meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. If you return the enclosed proxy, you may nevertheless attend the meeting and vote in person, in which case your returned proxy will be disregarded.

                                         By order of the Board of Directors

                                         JOHN J. GODBOLD, JR.
                                         PRESIDENT

Dated: October   , 1997